EXHIBIT 3.1

Industrie Canada

Certificate of Amendment	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Tim Hortons Inc.			452095-5

Name of corporation-Dénomination de la société			Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:			Je certifie que les statuts de la société susmentionnée ont été modifiés:

a)	under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a)	en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

b)	under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b)	en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c)	under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c)	en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d)	under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d)	en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

/s/ Richard G. Shaw	September 15, 2009 / le 15 septembre 2009
Richard G. Shaw	Date of Amendment - Date de modification
Director - Directeur

	Industrie Canada	ELECTRONIC TRANSACTION	RAPPORT DE LA TRANSACTION
		REPORT	ÉLECTRONIQUE
Canada Business	Loi canadienne sur les
Corporations Act	sociétés par actions	ARTICLES OF AMENDMENT	CLAUSES MODIFICATRICES
		(SECTIONS 27 OR 177)	(ARTICLES 27 OU 177)

Processing Type - Mode de traitement: E-Commerce/Commerce-É

1.	Name of Corporation - Dénomination de la société	2.	Corporation No. - N° de la société

Tim Hortons Inc.			452095-5

3.	The articles of the above-named corporation are amended as follows:

  Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

to increase the minimum number of directors from three (3) to nine (9), such that the minimum number of directors shall be nine (9) and maximum number of directors shall be fifteen (15).

Date	Name - Nom	Signature	Capacity of - en qualité
2009-09-15	JILL E. AEBKER	/s/ Jill E. Aebker	AUTHORIZED OFFICER

Industrie Canada

Certificate of Incorporation	Certificat de constitution

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Tim Hortons Inc.

Name of corporation-Dénomination de la société

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the Canada Business Corporations Act.

452095-5

Corporation number-Numéro de la société

Je certifie que la société susmentionnée, dont les statuts constitutifs sont joints, a été constituée en société en vertu de la Loi canadienne sur les sociétés par actions.

/s/ Richard G. Shaw	June 23, 2009 / le 23 juin 2009
Richard G. Shaw Director - Directeur	Date of Incorporation - Date de constitution

1 --	Name of the Corporation	Dénomination sociale de la société

Tim Hortons Inc.
2 --	The province or territory in Canada where the registered office is situated (do not indicate the full address)	La province ou le territoire au Canada où est situé le siège social (n’indiquez pas l’adresse complète)

Ontario
3 --	The classes and any maximum number of shares that the corporation is authorized to issue	Catégories et tout nombre maximal d’actions que la société est autorisée à émettre

See the provisions of the attached “Schedule I”, forming an integral part of these articles of incorporation.
4 --	Restrictions, if any, on share transfers	Restrictions sur le transfert des actions, s’il y a lieu

None.
5 --	Minimum and maximum number of directors (for a fixed number of directors, please indicate the same number in both boxes)	Nombre minimal et maximal d’administrateurs (pour un nombre fixe, veuillez indiquer le même nombre dans les deux cases)
Minimum:	3	Maximum:	15	Minimal :	Maximal :

6 --	Restrictions, if any, on the business the corporation may carry on	Limites imposées à l’activité commerciale de la société, s’il y a lieu

None.
7 --	Other provisions, if any	Autres dispositions, s’il y a lieu

See the provisions of the attached “Schedule II”, forming an integral part of these articles of incorporation.
8 --	Incorporator’s Declaration: I hereby certify that I am authorized to sign and submit this form.	Déclaration des fondateurs : J’atteste que je suis autorisé à signer et à soumettre le présent formulaire.
Print Name(s) - Nom(s) en lettres moulées	Signature

Sonia Davis	/s/ Sonia Davis

Note:

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5,000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Nota :

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ ou d’un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

IC 3419 (2008/09), Page 1

SCHEDULE I

ARTICLES OF INCORPORATION OF

TIM HORTONS INC.

Canada Business Corporations Act

The classes and any maximum number of shares that the Corporation is authorized to issue are as follows:

An unlimited number of common shares, one (1) Class A preferred share and an unlimited number of preferred shares, issuable in series.

1.	The common shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)	Voting Rights. Each holder of common shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and to vote thereat, except meetings at which only holders of a specified class of shares (other than common shares) or specified series of shares are entitled to vote. At all meetings for which notice must be given to the holders of the common shares, each holder of common shares shall be entitled to one vote in respect of each common share held by such holder.

(b)	Dividends. The holders of the common shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive any dividend or other distributions (whether payable in cash, property or shares in the capital of the Corporation) declared by the Corporation, and shall share equally on a per share basis in such dividends and distributions.

(c)	Liquidation, Dissolution or Winding-up. The holders of the common shares shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, and after payment or provision for payment of the debts and other liabilities of the Corporation, to receive the remaining property of the Corporation on a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or on any other return of capital or distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, rateably in proportion to the number of common shares held by them.

2.	The Class A preferred share shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)	Definitions. With respect to the Class A preferred share, the following terms shall have the meanings ascribed to them below:

(i)	“Act” means the Canada Business Corporations Act.

(ii)	“Redemption Amount” in respect of the Class A preferred share means US$100.

(iii)	“Redemption Price” in respect of the Class A preferred share means the Redemption Amount, less the aggregate of any amounts distributed, from time to time, as a reduction in capital in respect of such Class A preferred share, together with all dividends declared thereon and unpaid up to the date of liquidation, dissolution or winding up or the date of redemption, as the case may be.

(b)	Dividends. The holder of the Class A preferred share shall be entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares of the Corporation, to receive and the Corporation shall pay thereon, as and when declared by the board of directors in its discretion out of moneys of the Corporation properly applicable to the payment of dividends, non-cumulative dividends in such amount or in such form at such rate as the directors may from time to time determine.

Payment of dividends (less any tax required to be withheld by the Corporation) shall, subject as hereinafter provided, be payable in Canadian dollars.

Except with the consent in writing of the holder of the Class A preferred share outstanding, no dividends shall at any time be declared and paid, or declared and set aside for payment, on the preferred shares, the common shares or any other shares of the Corporation ranking junior to the Class A preferred share, in any year, unless the full amount of the dividends declared for such year on the Class A preferred share then issued and outstanding shall have been paid, or provided for, at the date of such declaration and payment or setting aside of dividends on the common shares or other shares of the Corporation ranking junior to the Class A preferred share.

The holder of the Class A preferred share shall not be entitled to any dividends other than or in excess of the cash dividends hereinbefore provided for.

(c)	Voting Rights. The holder of the Class A preferred share shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation and to vote thereat, except meetings at which only holders of a specified class of shares (other than the Class A preferred share) or specified series of shares are entitled to vote. At all meetings for which notice must be given to the holder of the Class A preferred share, the holder of Class A preferred share shall be entitled to one vote in respect of the Class A preferred share held by such holder.

(d)	Liquidation, Dissolution or Winding-up. In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, and after payment or provision for payment of the debts and other liabilities of the Corporation, the holder of the Class A preferred share shall be entitled to receive in respect of such share, before any distribution of any part of the assets of the Corporation among the holders of the preferred shares, the common shares and any other shares of the Corporation ranking junior to the Class A preferred share, an amount equal to the Redemption Price. After payment to the holder of the Class A preferred share of the amount so payable to such holder as herein provided, the holder of the Class A preferred share shall not be entitled to share in any further distribution of the property or assets of the Corporation.

(e)	Redemption at the Option of the Corporation. Subject to the Act, the Corporation shall, at its option, be entitled to redeem at any time or times all or any part of the Class A preferred share registered in the name of any holder on the books of the Corporation with or without the consent of such holder by giving notice in writing to such holder, unless such notice is waived by the holder, specifying:

(i)	that the Corporation desires to redeem the Class A preferred share registered in the name of such holder;

(ii)	the Redemption Price;

(iii)	the business day (in this paragraph referred to as the “Redemption Date”) on which the Corporation desires to redeem the Class A preferred share. The Redemption Date shall be the date on which the notice is given by the Corporation or such other date as the Corporation and such holder may agree; and

(iv)	the place of redemption.

Subject to the Act, the Corporation shall, on the Redemption Date redeem such Class A preferred share by paying to such holder an amount equal to the aggregate Redemption Price for the Class A preferred share so called for redemption (less any tax required to be withheld by the Corporation). Payment of the aggregate Redemption Price for the Class A preferred share to be redeemed shall be payable in U.S. dollars. From and after the Redemption Date, such Class A preferred share so called for redemption shall be redeemed and cease to be entitled to dividends or other distributions and the holder thereof shall not be entitled to exercise any of the rights as holder of the Class A preferred share in respect thereof unless payment of the Redemption Price is not made on the Redemption Date, in which case the rights of the holder of the Class A preferred share shall remain unaffected until payment in full of the Redemption Price.

(f)	Redemption at the Option of the Holder. Subject to the Act, the holder of the Class A preferred share shall be entitled to require the Corporation to redeem at any time or times the Class A preferred share registered in the name of such holder on the books of the Corporation upon providing a request in writing (in this paragraph referred to as a “Retraction Demand”), unless such request is waived by the Corporation, specifying:

(i)	that the holder desires to have the Class A preferred share redeemed by the Corporation; and

(ii)	the business day (in this paragraph referred to as the “Retraction Date”) on which the holder desires to have the Corporation redeem such Class A preferred share. The Retraction Date shall be the date on which the Retraction Demand is tendered to the Corporation or such other date as the holder and the Corporation may agree.

Subject to the Act, the Corporation shall, on the Retraction Date redeem the Class A preferred share required to be redeemed by paying to such holder an amount equal to the aggregate Redemption Price for the Class A preferred share so called for redemption (less any tax required to be withheld by the Corporation). The Class A preferred share shall thereupon be redeemed. Payment of the aggregate Redemption Price for the Class A preferred share to be redeemed shall be payable in U.S. dollars. From and after the Retraction Date, such Class A preferred share shall cease to be entitled to dividends or other distributions and the holder thereof shall not be entitled to exercise any of the rights as the holder of the Class A preferred share in respect thereof unless payment of the Redemption Price is not made on the Retraction Date, in which case the rights of the holder of the Class A preferred share shall remain unaffected until payment in full of the Redemption Price.

(g)	Restriction on Dividends and Other Distributions. Except with the consent in writing of the holder of the Class A preferred share outstanding, no dividends shall at any time be declared and paid, or declared and set aside for payment, and no other distributions shall at any time be made on or in respect of the common shares, or any other shares of the Corporation ranking junior to the Class A Shares, if the payment or setting aside for payment of such dividend or the making of such distribution would impair the ability of the Corporation to redeem the Class A preferred share pursuant to either paragraph (e) or (f), as the case may be, on the Redemption Date or the Retraction Date established in such paragraphs.

3.	The preferred shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)	Series. The directors of the Corporation may issue the preferred shares at any time and from time to time in one or more series.

(b)	Terms of Each Series. Before the first shares of a particular series are issued, the board of directors of the Corporation shall fix the number of shares in such series and shall determine, subject to any limitations set out in these articles of incorporation, the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limitation, any right to receive dividends and distributions (which shall rank in priority to dividends and distributions payable to any holders of common shares and which may be cumulative, non-cumulative or partially cumulative and variable or fixed), the rate or rates, amount or method or methods of calculation of preferential dividends and whether such rate or rates, amount or method or methods of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the rights of redemption (if any) and the redemption price and other terms and conditions of redemption, the rights of retraction (if any) and the prices and other terms and conditions of any rights of retraction and whether any additional rights of retraction may be provided to such holders in the future, the voting rights and the conversion or exchange rights (if any) and any sinking fund, purchase fund or other provisions attaching thereto.

(c)	First Shares of Each Series. Before the issue of the first shares of a series, the board of directors of the Corporation shall send to the Director (as defined in the Canada Business Corporations Act) articles of amendment containing a description of such series including the designations, rights, privileges, restrictions and conditions determined by the directors.

(d)	Ranking of Preferred Shares. No rights, privileges, restrictions or conditions attaching to a series of preferred shares shall confer upon a series a priority over any other series of preferred shares in respect of the payment of dividends or any distribution of assets or return of capital in the event of the liquidation, dissolution or winding-up of the Corporation.

The preferred shares of each series shall rank on a parity with the preferred shares of every other series with respect to priority in the payment of dividends, the return of capital and in the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

(e)	Priority. The preferred shares shall be entitled to priority over the common shares of the Corporation and over any other shares of any other class of the Corporation ranking junior to the preferred shares with respect to priority in the payment of dividends, the return of capital and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among the shareholders for the purpose of winding-up its affairs.

(f)	Other Preferences. The preferred shares of any series may also be given such other preferences, not inconsistent with the provisions hereof over the common shares and over any other shares of the Corporation ranking junior to preferred shares as may be determined in the case of such series of preferred shares in accordance with paragraph (b) above.

(g)

Participation.    If any cumulative dividends or declared non-cumulative dividends or amounts payable on a return of capital in the event of the liquidation, dissolution or winding-up of the Corporation in respect of a series of preferred shares are not paid in full, the preferred shares of all series shall participate rateably in respect of such dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and rateably in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the preferred shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends.

(h)	Voting Rights. Subject to the provisions of the Act and paragraph (j) below, the preferred shares shall have no voting rights as a class. Notwithstanding the foregoing, the terms of a particular series of preferred shares may provide that the preferred shares of such series shall have voting rights.

(i)	Conversion Right. The preferred shares of any series may be made convertible into or exchangeable for common shares or any other class or series of shares of the Corporation.

(j)	Variation of Rights. The provisions attaching to the preferred shares as a class may be amended or repealed at any time with such approval as may then be required by law to be given by the holders of the preferred shares as a class.

SCHEDULE II

ARTICLES OF INCORPORATION OF

TIM HORTONS INC.

Canada Business Corporations Act

Other provisions:

1.	A meeting of shareholders of the Corporation may be held at such place in Canada or the United States of America as shall be determined by the board of directors of the Corporation.

2.	The directors may appoint from time to time one or more additional directors within the limits provided in the Canada Business Corporations Act.

3.	The directors may from time to time determine the number of directors of the Corporation.

4.	Where a vacancy occurs in the board of directors of the Corporation for any reason, including an increase in the number of directors, and a quorum of directors remains, the directors remaining in office may appoint a qualified person to fill the vacancy for the remainder of the term of the vacant seat.

5.

The board of directors of the Corporation shall submit a by-law, or an amendment or a repeal of a by-law to the shareholders at the next meeting of shareholders, and the shareholders may, by ordinary resolution, confirm, reject or amend the by-law, amendment or repeal; provided, however, that unless two-thirds of the directors recommend approval, the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding common shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to confirm, reject or amend any by-law, or an amendment or repeal of a by-law inconsistent with the purpose and intent of Article II, Article III, Article IV, Article VIII and Section 9.18 of the then current by-laws of the Corporation.